Exhibit j(ii) under Form N-1A
                                          Exhibit (23) under Item 60/Reg.S-K


 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Information" in the Statement of Additional Information in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A, No. 33-21321) of Hibernia Funds, and to the incorporation by reference of our reports dated October 13, 2005 for Hibernia Capital Appreciation Fund, Hibernia Louisiana Municipal Income Fund, Hibernia Mid Cap Equity Fund, Hibernia Total Return Bond Fund, Hibernia U.S. Government Income Fund, Hibernia Cash Reserve Fund and Hibernia U.S. Treasury Money Market Fund (the seven series constituting Hibernia Funds) included in the August 31, 2005 Annual Report to Shareholders of Hibernia Funds.



                                          ERNST & YOUNG LLP


Boston, Massachusetts
December 27, 2005